Exhibit 4.1

RANGE RESOURCES CORPORATION

As Issuer

ENERGY ASSETS OPERATING COMPANY, LLC

RANGE ENERGY SERVICES COMPANY, LLC

RANGE PRODUCTION COMPANY, LLC

RANGE RESOURCES—APPALACHIA, LLC

RANGE RESOURCES—MIDCONTINENT, LLC

RANGE RESOURCES—PINE MOUNTAIN, INC.

As Guarantors

5.75% SENIOR SUBORDINATED NOTES DUE 2021

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 23, 2016

TO

INDENTURE

Dated as of May 25, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

As Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of August 23, 2016 (this “Second Supplemental Indenture”), among Range Resources Corporation, a Delaware corporation (the “Company”), as issuer, the entities listed as guarantors on the signature pages hereto (the “Subsidiary Guarantors”), as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

The Company, certain subsidiaries of the Company, and the Trustee have previously executed and delivered that certain Indenture, dated as of May 25, 2011 (the “Base Indenture”), to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”). On the same day, the Company, certain subsidiaries of the Company, and the Trustee executed and delivered that certain First Supplemental Indenture to the Base Indenture (the “First Supplemental Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), under which the Company established and issued a series of Securities designated the 5.75% Senior Subordinated Notes due 2021 (the “Notes”).

Section 9.02 of the Base Indenture provides that, subject to certain exceptions, the Company, the Company’s subsidiaries that are guarantors of the Securities (the “Note Guarantors”), and the Trustee may amend or supplement the Base Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities). Section 9.02 of the Base Indenture provides that the consent of Holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding is required to amend Section 4.10 of the Base Indenture, which section sets out the Company’s Asset Sales covenant.

The Notes are the only Securities currently outstanding under the Base Indenture; $500,000,000 aggregate principal amount of the Notes is currently outstanding; and the Subsidiary Guarantors currently constitute the only Note Guarantors. American Energy Systems, LLC, a previous guarantor of the Notes, merged into Range Resources—Appalachia, LLC, a Subsidiary Guarantor, effective June 30, 2014; Range Operating New Mexico, LLC, a previous guarantor of the Notes, merged into Range Resources—Pine Mountain, Inc., a Subsidiary Guarantor, effective December 31, 2013, and Range Texas Production, LLC, a previous guarantor, also merged into Range Resources—Pine Mountain, Inc., effective April 30, 2014, all in compliance with Section 11.03 of the Base Indenture.

Upon the terms and subject to the conditions set forth in the Company’s Offering Memorandum and Consent Solicitation Statement, dated as of August 3, 2016 (the “Offering Memorandum and Consent Solicitation Statement”), and the related letter of transmittal and consent, the Company has offered to exchange (the “Exchange Offer”) any and all of the Notes for new 5.75% Senior Notes due June 1, 2021 (“New Notes”) to be issued by the Company, and concurrently with the Exchange Offer, the Company has solicited consents (the “Consent Solicitation” and, together with the Exchange offer, the “Exchange Offer and Consent Solicitation”) from certain Holders (“Eligible Holders”) of the Notes to amend the Base Indenture in the manner described in the Offering Memorandum and Consent Solicitation

Statement and as set forth herein (such amendments, the “Proposed Amendments”). Under the Exchange Offer and Consent Solicitation, an Eligible Holder of Notes may not deliver a consent in the Consent Solicitation, with respect to any Note, without tendering such Note for exchange in the Exchange Offer.

The Company has received (i) consents to the deletion of Section 4.10 of the Base Indenture as set forth in Section 2.05 hereof (the “Asset Sales Covenant Deletion Amendment”) from Holders of at least 66 2⁄3% in aggregate principal amount of the Notes currently outstanding, and (ii) consents to the other Proposed Amendments from Holders of at least a majority in aggregate principal amount of the Notes currently outstanding.

The Offering Memorandum and Consent Solicitation Statement provides that while this Second Supplemental Indenture shall be effective upon execution and delivery thereof, it shall become operative only upon consummation of the Exchange Offer; pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement, the Company’s obligation to accept for exchange, and to exchange the applicable principal amount of New Notes for, Notes validly tendered (and not validly withdrawn) in the Exchange Offer is subject to the satisfaction or waiver of certain conditions, including the consummation of the Merger (as defined in the Offering Memorandum and Consent Solicitation Statement).

The execution and delivery of this Second Supplemental Indenture has been duly authorized by the board of directors of the Company and by the board of directors or board of managers, as applicable, of each Subsidiary Guarantor.

The Company has requested that the Trustee join it and the Subsidiary Guarantors in the execution of this Second Supplemental Indenture, and, in connection with that request, the Company has provided the Trustee with (i) the resolutions of the board of directors of the Company and of the board of directors or board of managers, as applicable of each Subsidiary Guarantor, authorizing the execution and delivery of this Second Supplemental Indenture, (ii) evidence satisfactory to the Trustee of (A) the consents to the Asset Sales Covenant Deletion Amendment from Holders of at least 66 2⁄3% in aggregate principal amount of the Notes currently outstanding and (B) consents to the other Proposed Amendments from Holders of at least a majority in aggregate principal amount of the Notes currently outstanding, and (iii) an Officers’ Certificate and an Opinion of Counsel relating to this Second Supplemental Indenture as contemplated by the Base Indenture.

All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of the Base Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, with binding effect on all parties hereto and all Holders of the Notes, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.01. Defined Terms. Except as otherwise expressly provided in the preamble and recitals of this Second Supplemental Indenture or otherwise clearly required by the context hereof, all capitalized terms used and not defined in this Second Supplemental Indenture that are defined in the Base Indenture shall have the respective meanings assigned to them in the Base Indenture.

ARTICLE II

AMENDMENTS TO BASE INDENTURE SOLELY WITH BINDING EFFECT

ON HOLDERS OF THE NOTES

SECTION 2.01. Amendment to Section 4.03 Reports. Section 4.03 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.03 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.03 shall cease to have effect with respect to the Notes.

SECTION 2.02. Amendment to Section 4.07 Restricted Payments. Section 4.07 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.07 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.07 shall cease to have effect with respect to the Notes.

SECTION 2.03. Amendment to Section 4.08 Dividends and Other Payment Restrictions Affecting Subsidiaries. Section 4.08 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.08 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.08 shall cease to have effect with respect to the Notes.

SECTION 2.04. Amendment to Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock. Section 4.09 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.09 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.09 shall cease to have effect with respect to the Notes.

SECTION 2.05. Amendment to Section 4.10 Asset Sales. Section 4.10 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.10 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.10 shall cease to have effect with respect to the Notes.

SECTION 2.06. Amendment to Section 4.11 Transactions with Affiliates. Section 4.11 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.11 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.11 shall cease to have effect with respect to the Notes.

SECTION 2.07. Amendment to Section 4.12 Liens. Section 4.12 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.12 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.12 shall cease to have effect with respect to the Notes.

SECTION 2.08. Amendment to Section 4.16 No Senior Subordinated Debt. Section 4.16 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.16 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.16 shall cease to have effect with respect to the Notes.

SECTION 2.09. Amendment to Section 4.17 Business Activities. Section 4.17 of the Base Indenture is hereby deleted in its entirety and replaced with the following, but only insofar as it relates to the Notes: “Section 4.17 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.17 shall cease to have effect with respect to the Notes.

SECTION 2.10. Amendments to Clauses (7), (8), (9) and (10) of Section 6.01 Events of Default. Sections 6.01(7), 6.01(8), 6.01(9) and 6.01(10) of the Base Indenture are each hereby deleted in their entirety and respectively replaced with the following, but only insofar as it relates to the Notes: “(7) [Intentionally Omitted].”; “(8) [Intentionally Omitted].”; “(9) [Intentionally Omitted].”; and “(10) [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Sections 6.01(7), 6.01(8), 6.01(9) and 6.01(10) shall cease to have effect with respect to the Notes.

SECTION 2.11. Amendments to Sections 1.01 Definitions and 1.02 Other Definitions. Section 1.01 of the Base Indenture is hereby amended, only insofar as it relates to the Notes, by deleting all defined terms and related definitions in Section 1.01 of the Base Indenture that, after giving effect to the other amendments in this Second Supplemental Indenture, are not used in the Base Indenture; and Section 1.02 of the Base Indenture is hereby amended, only insofar as it relates to the Notes, by deleting all defined terms referred to therein that, after giving effect to the other amendments in this Second Supplemental Indenture, are not used in the Base Indenture.

ARTICLE II

IMISCELLANEOUS

SECTION 3.01. Effectiveness. Notwithstanding that this Second Supplemental Indenture shall be effective upon the execution and delivery thereof by the parties hereto, this Second Supplemental Indenture shall become operative only upon the occurrence of all the following: (i) the Company’s acceptance for exchange of all the Notes validly tendered (and not validly withdrawn) in the Exchange Offer, (ii) the Company’s exchange of all of those accepted Notes for the principal amount of New Notes required under the terms of the Exchange Offer, (iii) the Company’s delivery of an Officers’ Certificate to the Trustee informing the Trustee of such acceptance and exchange and (iv) the consummation of the Merger. Immediately following the consummation of the Merger (but in no event later than 5:00 P.M. (New York time) on the date of consummation of the Merger), the Company shall deliver to the Trustee an Officers’ Certificate certifying to the consummation of the Merger.

SECTION 3.02. Ratification. The Indenture, as amended by this Second Supplemental Indenture, is in all respects hereby ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Successors. All agreements of the Company, the Subsidiary Guarantors and the Trustee in this Second Supplemental Indenture shall bind their respective successors.

SECTION 3.04. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Governing Law. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture.

SECTION 3.07. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness, except that the Trustee confirms receipt of the items stated in the recitals to have been provided to the Trustee by the Company in connection with the Company’s request that the Trustee join in the execution of this Second Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

RANGE RESOURCES CORPORATION

By:	/s/ Mark Scucchi
Name: Mark Scucchi
Title: Vice President – Finance & Treasurer

GUARANTORS:

ENERGY ASSETS OPERATING COMPANY, LLC
RANGE ENERGY SERVICES COMPANY, LLC
RANGE PRODUCTION COMPANY, LLC
RANGE RESOURCES—APPALACHIA, LLC
RANGE RESOURCES—MIDCONTINENT, LLC
RANGE RESOURCES—PINE MOUNTAIN, INC.

By:	/s/ David Goldberg
Name: David Goldberg
Title: Vice President – Legal, Deputy
General Counsel & Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

Second Supplemental Indenture – 5.75% Senior Subordinated Notes due 2021